As filed with the Securities and Exchange Commission on October 1, 2020
Registration No. 333-169769

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ____________________
Worthington Industries, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Ohio (State or Other Jurisdiction of Incorporation or Organization)	31-1189815 (I.R.S. Employer Identification No.)
200 Old Wilson Bridge Road, Columbus, Ohio 43085
(Address of Principal Executive Offices) (Zip Code)

Worthington Industries, Inc.

2010 Stock Option Plan

(Full Title of the Plan)

Dale T. Brinkman, Esq.

Senior Vice President -- Administration, General Counsel and Secretary

Worthington Industries, Inc.

200 Old Wilson Bridge Road

Columbus, Ohio 43085

                                                          Telephone Number:  (614) 438-3001

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Elizabeth Turrell Farrar, Esq.

Vorys, Sater, Seymour and Pease LLP

52 East Gay Street

Columbus, Ohio 43215
               Telephone Number:  (614) 464-5607

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒Accelerated filer ☐

Non-accelerated filer ☐Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Worthington Industries, Inc., an Ohio corporation (“Worthington”), registered 6,000,000 of its common shares, without par value (the “Common Shares”), for issuance under the Worthington Industries, Inc. 2010 Stock Option Plan (the “Plan”) pursuant to a Registration Statement on Form S-8 (Registration No. 333-169769), filed with the Securities and Exchange Commission on October 5, 2010 (the “Registration Statement”).  On October 10, 2013, Worthington filed a Post-Effective Amendment No. 1 to the Registration Statement to deregister 2,500,000 Common Shares that had not yet been issued under the Plan.

This Post-Effective Amendment No. 2 to the Registration Statement is being filed to deregister 500,000 additional Common Shares that have not yet been issued under the Plan.

Accordingly, Worthington hereby withdraws from registration under the Registration Statement, 500,000 Common Shares that have not been and will not be issued under the Plan.

The only exhibit being filed herewith is Powers of Attorney under “Item 8. Exhibits.”

Item 8.Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description
24	Powers of Attorney of Directors and Executive Officers of Worthington Industries, Inc. (Filed herewith)

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on October 1, 2020.

WORTHINGTON INDUSTRIES, INC.

By:  /s/ B. Andrew Rose

B. Andrew Rose, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Form S-8 Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2020.

Signature	Title

Signature	Title

/s/ B. Andrew Rose

B. Andrew Rose

/s/ Joseph B. Hayek

Joseph B. Hayek

/s/ Richard G. Welch

Richard G. Welch

/s/ Kerrii B. Anderson  *

Kerrii B. Anderson

/s/ David P. Blom*

David P. Blom

/s/ John B. Blystone  *

John B. Blystone

/s/ Mark C. Davis  *

Mark C. Davis

/s/ Michael J. Endres  *

Michael J. Endres

/s/ Ozey K. Horton, Jr.  *

Ozey K. Horton, Jr.

/s/ Peter Karmanos, Jr.  *

Peter Karmanos, Jr.

President and Chief Executive Officer (Principal Executive Officer)

Vice President and Chief Financial

Officer (Principal Financial Officer)

Controller

(Principal Accounting Officer)

Director

Director

Director

Director

Director

Director

Director

/s/ John P. McConnell* John P. McConnell /s/ Carl A. Nelson, Jr.* Carl A. Nelson, Jr. /s/ Sidney A. Ribeau* Sidney A. Ribeau /s/ Mary Schiavo* Mary Schiavo	Director and Executive Chairman of the Board Director Director Director

____________________________

*  The undersigned, by signing his name hereto, does hereby sign this Post-Effective Amendment No. 2 to Form S-8 Registration Statement on behalf of each of the directors of the Registrant identified above pursuant to powers of attorney executed by the directors identified above, which powers of attorney are filed with this Post-Effective Amendment No. 2 to Form S‑8 Registration Statement as Exhibit 24.

*  By: /s/ B. Andrew RoseDate:  October 1, 2020

B. Andrew Rose, Attorney-in-Fact

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